Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

AMERICAN APPAREL, INC.

AMENDMENT NO. 1 (this “Amendment”), dated March 24, 2011, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009, No. W-A-09-2 (the “Warrant”), issued by American Apparel, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), to Lion/Hollywood L.L.C. (“Lion”).

WHEREAS, the Issuer issued the Warrant on March 13, 2009, in connection with entering into certain transactions with Lion and its affiliates, including a Credit Agreement, dated as of March 13, 2009 (as amended, modified or waived, the “Lion Credit Agreement”), among the Issuer, certain subsidiaries of the Issuer as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and in its capacity as collateral agent thereunder, Lion Capital (Americas) Inc., as a lender, and Lion, as a lender, and the other lenders from time to time party thereto;

WHEREAS, on February 18, 2011, the Issuer entered into a Fifth Amendment to the Lion Credit Agreement (the “Fifth Amendment”) pursuant to which the Issuer agreed to, among other things, amend certain terms of the Warrant; and

WHEREAS, pursuant to the Fifth Amendment and in accordance with Section 13 of the Warrant, the Issuer and Lion desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the undersigned hereby agree as follows:

1. Defined Terms; Interpretation; Etc. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Warrant.

2. Amendments to Warrant. Effective as of the Effective Date (as defined below), the Warrant is hereby amended as follows:

(a) Section 1 of the Warrant and the reference to the expiration date in the title heading of the Warrant are each hereby amended by replacing the reference to “March 13, 2016” with “February 18, 2018.”

(b) Section 4 of the Warrant is hereby amended by amending and restating the first paragraph thereof to read in its entirety as follows:

“The Warrant Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 4. For avoidance of doubt, the

Warrant Price and the Warrant Share Number shall be subject to adjustment pursuant to this Section 4 from and including February 18, 2011, assuming the Warrant Price on February 18, 2011 were $1.11. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.”

(c) Section 4(d) of the Warrant is hereby amended by deleting in its entirety the proviso to the second sentence of Section 4(d).

(d) Section 4(g) of the Warrant is hereby amended by adding the following new clause (viii):

(viii) Adjustments Pursuant to Credit Agreement. In the event of an Equity Sale or Debt Exchange (as such terms are defined in the Credit Agreement), no adjustments shall be required pursuant to this Section 4 for such Equity Sale or Debt Exchange, and the only adjustments required shall be those required by the second paragraph of Section 5.14(b) of the Credit Agreement.

(e) The definition of “Additional Shares of Common Stock” contained in Section 11 of the Warrant is hereby amended and restated to read in its entirety as follows:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation involving a Person that is not an Affiliate of the Issuer or its Affiliates which has been duly approved by the Board, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the Original Issue Date, including, but not limited to, securities issued pursuant to the MSD Warrants (so long as the conversion terms or exercise price of any such securities are not amended to lower such price and/or adversely affect the Holders), (iii) the Warrant Stock, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s stock option plans and employee stock purchase plans outstanding as they exist from time to time or employment agreements with employees of the Issuer or its Subsidiaries if the purchase price or exercise price per share, as applicable, of Common Stock on the date of such issuance or grant equals or exceeds the Per Share Market Value on the date of such issuance or grant, and (v) any securities issued pursuant to the Other Lion Warrants.

(f) The definition of “Common Stock Equivalent” contained in Section 11 of the Warrant is hereby amended and restated to read in its entirety as follows

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security, but not including the Other Lion Warrants.

(g) The Warrant is hereby amended to replace each reference to “NYSE Alternex U.S.,” including the definition thereof, with “NYSE Amex.”

(h) The following definitions are hereby added in alphabetical order in Section 11 of the Warrant:

“Credit Agreement” means the Credit Agreement, dated as of March 13, 2009, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, among the Issuer, certain subsidiaries of the Issuer as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and in its capacity as collateral agent thereunder, Lion Capital (Americas) Inc., as a lender, and Lion/Hollywood L.L.C., as a lender, and the other lenders from time to time party thereto.

“Other Lion Warrants” means any warrants issued to Lion/Hollywood L.L.C. or its Affiliates pursuant to Section 5.14(b) of the Credit Amendment, as such warrants have been and subsequently may be amended or otherwise modified from time to time.

(i) The definition of “Warrant Price” contained in Section 11 of the Warrant is hereby amended and restated to read in its entirety as follows:

“Warrant Price” initially means $1.11, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant or the Credit Agreement, including Section 4 hereof.

3. Requisite Stockholder Approval. This Amendment shall be effective only upon, and immediately following, the approval of the adjustment to the Warrant Price and the potential issuance of additional shares of Common Stock of the Issuer, in each case contemplated by this Amendment by the Issuer’s stockholders under Section 713 of the NYSE Amex Company Guide (the date that such approval is obtained, the “Effective Date”).

4. Amendment and Waiver. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, obligations, covenants or agreements contained in the Warrant, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only following the Effective Date and only with respect to the provisions of the Warrant specifically referred to herein. After the Effective Date, any reference in any document to the Warrant shall mean the Warrant as amended by this Amendment, and this Amendment and the Warrant shall be read together and construed as a single instrument.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

6. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Amendment, but this Amendment shall be construed as if such unenforceable provision had never been contained herein.

7. Headings. The headings of the Sections of this Amendment are for convenience of reference only and shall not, for any purpose, be deemed a part of this Amendment.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AMERICAN APPAREL, INC.

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	Senior Vice President, General Counsel and Secretary

LION/HOLLYWOOD L.L.C.

By:	/s/ Janet M. Dunlop
Name:	Janet M. Dunlop
Title:	Vice President

[Signature Page to Warrant Amendment]